                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                    TRATAMIENTO Y GENERACION DE ENERGIA, S.L.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.- Tratamiento y Generacion de Energia,  S.L., hereinafter referred to as:
     "the Company"- is a closed company with limited liability,  organised under the laws of  Spain,  having  its  registered  office  at  Avenida  Academia
     General,  Militar  52,  Zaragoza,  Spain and having its offices at the same place, and being registered in the Mercantile  Register of Zaragoza on Page
     Z29.728.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the incorporation at civil law notary,  officiating in Zaragoza on 30
     July 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is to promote, build, manage and develop animal waste plants with cogeneration plants and any other activity related thereto.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Derek  John  Spencer,  born on 29 May 1941,  married,  of British nationality,  residing at 23 Paseo de la  Castellana,  2(degree),
               Madrid;
          2.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          3.   Francisco Rausell Solari, adult of age, Spanish, with domicile in
               Paseo de la  Castellana  23,  2(degree),  Madrid  and  Spanish ID number 27.289.321-M;
          4.   Fernando Samper Rivas,  adult of age,  Spanish,  with domicile in
               Paseo  de las  Damas 9,  Zaragoza,  and with  Spanish  ID  number
               17.210.271-S;
          5.   Sergio  Samper  Rivas,  adult of age,  Spanish,  with domicile in
               Avenida Poeta Gertrudis Gomez de Avellaneda 29, Zaragoza and with
               Spanish ID number 17.716.775-J;
          6.   Reyes Vidal  Vicente,  adult of age,  Spanish,  with  domicile in
               Camino de las Torres 31,  3(degree),  Zaragoza and provided  with
               National Identity number 30.642.314-Q.

     6.- The secretary  non-director is Cesar Rodriguez Gonzalez,  of legal age,
     Spanish,  residing  at Paseo de la  Castellana  23,  2(degree),  Madrid and provided with National Identity number 52.611.658-D.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133